Exhibit 10(aa)

ADDENDUM TO Loan AGREEMENT
(Loan Limit)

Date: January 17, 2019

Borrower: Sono-Tek Corporation, a New York corporation with offices located at 2012 Route 9 West, Milton, New York 12547.

Bank: M&T Bank, a New York banking corporation, with offices located at One Fountain Plaza, Buffalo, New York 14203.

WHEREAS, the Borrower and Bank have, as of this date, entered into that certain Amended and Restated Loan Agreement (the “Loan Agreement”), pursuant to which the Bank agrees to make certain loans to or for the account of Borrower;

WHEREAS, the parties wish to amend certain of the provisions contained in the Loan Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is acknowledged, the Borrower and the Bank agree as follows:

1.        REFERENCE TO DEFINITIONS. For purposes of this Addendum to Loan Agreement, any capitalized term not defined herein shall have the definition ascribed to such term in the Loan Agreement.

2.        AMENDMENT OF Loan AGREEMENT.

2.1          Negative Covenants. The following sections in the Loan Agreement shall be amended as follows:

2.1.1           Section 4.2 shall be deleted in its entirety and replaced with the following:

“Borrower shall not issue and sell any other equity interests if a Change of Control (as hereinafter defined) or other Event of Default under this Agreement would result therefrom. As used herein the term “Change of Control” shall mean the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group, of equity interests representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding equity interests of the Borrower as of the date of such acquisition.”

2.1.2           Section 4.4 shall be deleted in its entirety.

2.1.3           The following shall be added to the end of Section 4.5:

“Notwithstanding anything contained herein to the contrary, and for so long as no Event of Default hereunder has occurred and is continuing, the Borrower may invest in Permitted Investments (as defined below) without Bank consent. As used herein, the term “Permitted Investments” shall mean: (a) securities issued or directly and fully and unconditionally guaranteed or insured by the United States government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government, (b) certificates of deposit, time deposits and eurodollar time deposits, bankers’ acceptances and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $250,000,000, (c) repurchase obligations for underlying securities of the types described in clauses (a) and (b) above entered into with any financial institution meeting the qualifications specified in clause (b) above, (d) commercial paper having a rating of at least A 1 from S&P or P 1 from Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another rating agency) and preferred stock issued by Person with a rating of “A” or higher from S&P or “A2” or higher from Moody’s, (e) readily marketable direct obligations issued by any state of the

United States or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P, (f) marketable short-term money market and similar securities having a rating of at least P-1 or A-1 from Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another rating agency), (g) investments in money market funds rated AA- (or the equivalent thereof) or better by S&P or Aa3 (or the equivalent thereof) or better by Moody’s, (h) [intentionally omitted] and (i) investments in funds which invest substantially all of their assets in Cash Equivalents (as define below) of the kinds described in clauses (a) through (h) of this definition.

As used herein, the term “Cash Equivalents” shall mean: (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within eighteen months from the date of acquisition thereof; (b) investments in commercial paper maturing within 270 days from the date of issuance thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s; (c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, the Administrative Agent or any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000 and that issues (or the parent of which issues) commercial paper rated at least “Prime-1” (or the then equivalent grade) by Moody’s or “A-1” (or the then equivalent grade) by S&P; (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria of clause (c) above; and (e) investments in “money market funds” within the meaning of Rule 2a-7 of the Investment Company Act of 1940, as amended, substantially all of whose assets are invested in investments of the type described in clauses (a) through (d) above.”

2.1.4           The following shall be added to the end of Section 4.6: “without the prior written consent of the Bank, not to be unreasonably withheld, conditioned or delayed.”

3.        OTHER TERMS. All other terms of the Loan Agreement shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the Bank and the Borrower have caused this Addendum to Agreement to be duly executed the day and year first above written.